Exhibit 23.1

June 21, 2016

The Board of Directors

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No. 1, R & D Road 1

Hsinchu Science Park

Hsinchu City, 30076

Republic of China

Attention: Mr. Shih-Jye Cheng

Dear Sirs,

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form F-4 of ChipMOS TECHNOLOGIES INC. (the “Registration Statement”) of our report dated March 12, 2015 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of ChipMOS TECHNOLOGIES (Bermuda) LTD. and subsidiaries as of December 31, 2014 and for each of two years in the period ended December 31, 2014, which appeared in ChipMOS TECHNOLOGIES (Bermuda) LTD’s annual report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to our firm under the heading “EXPERTS” in Registration Statement and the related proxy statement/prospectus.

Yours faithfully,

/s/ Moore Stephens CPA Limited

Moore Stephens CPA Limited

Certified Public Accountants

Hong Kong